CSW Energy, Inc.
                              Statements of Income
             For the Twelve Months Ended September 30, 1997 and 1996
                                   (Unaudited)
                                    ($000's)

                                                      Sept 30,        Sept 30,
                                                        1997           1996
                                                      --------       --------
OPERATING REVENUE:
       Equity in income from energy projects           $17,042        $17,425
       Operation and maintenance services                4,049          4,051
       Other                                             1,232           --
                                                      --------       --------
                  Total operating revenue               22,323         21,476


OPERATING EXPENSES:
       Salaries, wages, and benefits                     5,207          5,311
       Loss on construction contract                      --              206
       Operation and maintenance services                3,417          2,558
       General and administrative                          590          6,676
       Nonrecoverable project development costs           --            6,187
                                                      --------       --------
                  Total operating expenses               9,214         20,938
                                                      --------       --------

INCOME FROM OPERATIONS                                  13,109            538

OTHER INCOME (EXPENSE)
       Interest income                                   6,746          1,624
       Interest expense                                 (9,898)        (8,552)
       Other, net                                          799         (9,128)
                                                      --------       --------
                  Total other income (expense)          (2,353)       (16,056)
                                                      --------       --------

INCOME (LOSS) BEFORE INCOME TAXES                       10,756        (15,518)

PROVISION (BENEFIT) FOR INCOME TAXES                     4,334         (6,032)
                                                      --------       --------

                  Net income (loss)                     $6,422        $(9,486)
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